Exhibit 99.1

Enovis™ to Acquire LimaCorporate S.p.A.

•	Creating a high-growth, global reconstruction leader with ~$1 billion in annual revenue

•	Attractive margin profile and meaningful synergies expected to increase profitability

WILMINGTON, DE, SEPTEMBER 25, 2023 (GLOBE NEWSWIRE)—Enovis™ Corporation (NYSE: ENOV, “Enovis” or the “Company”), an innovation-driven, medical technology growth company, today announced a definitive agreement to acquire LimaCorporate S.p.A. (“Lima”), a privately held global orthopedic leader focused on restoring motion through an innovative portfolio of implant solutions. The acquisition has an enterprise value of approximately €800 million, consisting of a €700 million cash payment at closing and €100 million in shares of Enovis common stock.

Founded in 1945, Lima is a global orthopedic company with diversified revenues that has grown at a high single digit CAGR over the last 10 years, increasing into the low teens in the last several years. Lima’s pioneering technological solutions, including digital innovation and patient-tailored hardware, are developed to empower surgeons and improve patient outcomes following joint replacement surgery.

The addition of Lima will provide several compelling strategic benefits to Enovis including:

•	Establishing a ~$1 billion revenue reconstruction business with approximately 50% of revenues in the fast-growing extremities markets

•	Expanding international scale with a complementary global customer base and product mix

•	Improving efficiency with state-of-the-art manufacturing facilities and a strong innovation engine

•	Adding a complementary portfolio of proven surgical solutions and technologies, including 3D printed Trabecular Titanium and a comprehensive revision offering

•	Creating robust cross-selling opportunities and approximately $40 million in cost synergies to be fully realized by year three after closing through supply chain optimization and cost consolidation

•	Supporting Enovis’ long-term goals of high-single digit organic revenue growth and sustainable EBITDA margin expansion

“We are confident the acquisition of Lima will enable us to build on our strong growth trajectory and global leadership in orthopedic solutions to create immediate and sustainable value for our patients, customers, employees and shareholders,” said Matt Trerotola, Chair and Chief Executive Officer of Enovis. “With Lima’s complementary surgical solutions and customers, we will have the opportunity to enlarge our profitable recon portfolio and further expand our global presence. In addition, this acquisition will enable us to deliver enhanced financial results through significant cross-selling revenue growth opportunities and meaningful cost synergies.”

“Combining these two leading orthopedic businesses into one global platform creates an exciting opportunity to build on the strengths of both Enovis and Lima in developing patient-tailored devices and orthopedic products,” said Massimo Calafiore, Chief Executive Officer of Lima. “I look forward to working with the Enovis team to create even greater opportunities for growth and continued success.”

Transaction Details

The €800 million transaction includes a cash payment of €700 million at closing, and €100 million in shares of Enovis common stock expected to be issued within 18 months after closing. Enovis plans to finance the cash portion of the consideration through a combination of cash on hand, availability under its existing revolving credit facility, and committed financing from UBS Investment Bank and J.P. Morgan Securities LLC.

The Company expects Lima to generate sales of $290-$300 million and $70-$75 million of adjusted EBITDA in 2024. The transaction is expected to be completed in early 2024, subject to the receipt of applicable regulatory approvals and customary closing conditions.

There is no change to Enovis’ previously announced 2023 full-year guidance, which contemplates organic sales growth of 7-7.5%, adjusted EBITDA of $262-$270 million and adjusted earnings per diluted share of $2.22-2.36. The Company expects the acquisition to be neutral to slightly accretive to 2024 adjusted earnings per share and accretive in 2025 and beyond.

Advisors

UBS Investment Bank is serving as lead financial advisor to Enovis. J.P. Morgan Securities LLC is also serving as a financial advisor. Allen & Overy is serving as legal counsel to Enovis.

Investor Conference Call

Enovis will conduct a conference call and webcast with investors to discuss the transaction today, September 25th, 2023, at 8:30 AM ET. Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial 1-833-630-1956 (U.S. callers) or 1-412-317-1837 (International callers) and ask to join the Enovis call. A link to a replay of the call will also be available on the Enovis website later in the day.

ABOUT ENOVIS

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Forward-looking Statements

This presentation includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the Company’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks and uncertainties regarding the Company’s and Lima’s respective businesses and the proposed acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, (i) the ability of the parties to successfully complete the proposed acquisition on the anticipated terms and timing, including obtaining required regulatory approvals and other conditions to the completion of the acquisition, (ii) the financing arrangements relating to the acquisition, (iii) the effects of the transaction on the Company’s and Lima’s operations, including on the combined company’s future financial condition and performance, operating results, strategy and plans, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, losses, future prospects, and business and management strategies for the management, expansion and growth of the new combined company’s operations, (iv) the potential impact of the announcement or consummation of the proposed acquisition on relationships with customers, suppliers and other third parties, (v) risks related to the impact of the COVID-19 global pandemic, and (vi) the other factors detailed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in the Company’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This presentation speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Non-GAAP Financial Information

Enovis has provided in this presentation certain financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted earnings per diluted share, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), and organic sales growth. Adjusted earnings per diluted share excludes restructuring and other charges, European Union Medical Device Regulation (“MDR”) and related costs, amortization of acquired intangibles, inventory step up costs, strategic transaction costs, debt extinguishment costs, insurance settlement gain, gains and losses on the Company’s investments, and stock compensation costs. Adjusted EBITDA represents net income or loss from continuing operations excluding taxes, depreciation and amortization, stock-based compensation costs and restructuring and other charges, MDR and related costs, strategic transaction costs, insurance settlement (gain) loss, and inventory step up costs. Organic sales growth excludes the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Investor Relations Contact

Kyle Rose

Vice President, Investor Relations

Enovis Corporation

+1-917-734-7450

investorrelations@enovis.com

Media Contact

Katie Sweet

Vice President, Corporate Communications

Enovis Corporation

Katie.sweet@enovis.com